EXHIBIT 21

                               GLOBIX CORPORATION
                              LIST OF SUBSIDIARIES

      The following is a list of all subsidiaries of Globix Corporation, and the jurisdictions of incorporation/organization of such subsidiaries.

1.       NAFT International Ltd.
         Incorporated in: New York

2.       NAFT Computer Service Corp.
         Incorporated in: New York

3.       PFM Communications Inc.
         Incorporation in: New York

4.       Bluestreak Digital, Inc.
         Incorporated in: New York

5.       GameNet Corp.
         Incorporated in: New York

6.       ATC Merger Corp.
         Incorporated in: New York

7.       139 Centre Street Associates LLC*
         Organized in: New York

8.       Globix Limited
         Organized in: United Kingdom

9.       GLX Leasing Limited
         Organized in: United Kingdom

10.      Globix Holdings (UK) Limited
         Organized in: United Kingdom

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*139 Centre Street Associates LLC ("139 LLC") is dormant and is not in good standing. 139 LLC has no assets and no liabilities.


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